Exhibit 21.1
Subsidiaries of Robbins & Myers, Inc.
Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

	Jurisdiction
	in which	Percentage of
	Incorporated	Ownership

Chemineer, Inc.	Delaware	100

Dalian Moyno Pump Co., Ltd.	China	60

Edlon, Inc.	Delaware	100

FrymaKoruma GmbH	Germany	100

FrymaKoruma AG	Switzerland	100

GMM Pfaudler Limited	India	51

Moyno de Mexico, S.A. de C.V.	Mexico	51

Moyno, Inc.	Delaware	100

Pfaudler Equipamentos Industriais Ltda.	Brazil	100

Pfaudler S.A. de C.V.	Mexico	100

Pfaudler, Inc.	Delaware	100

Pfaudler-Werke GmbH	Germany	100

R&M Energy Systems de Venezuela, C.A.	Venezuela	100

Robannic Overseas Finance A.V.V.	Netherlands Antilles	100

Robbins & Myers Belgium S.A.	Belgium	100

Robbins & Myers Canada, Ltd.	Canada	100

Robbins & Myers de Mexico, S.A. de C.V.	Mexico	100

Robbins & Myers (Suzhou) Process Equipment Co., Ltd.	China	100

Robbins & Myers Energy Systems Australia Pty. Ltd	Australia	100

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	Jurisdiction
	in which	Percentage of
	Incorporated	Ownership

Robbins & Myers Energy Systems de Argentina S.A.	Argentina	100

Robbins & Myers Energy Systems Indonesia Ltd	Indonesia	100

Robbins & Myers Energy Systems L.P.	Texas	100

Robbins & Myers Energy Systems, Inc.	Delaware	100

Robbins & Myers Finance Europe B.V.	Netherlands	100

Robbins & Myers Holdings, Inc.	Delaware	100

Robbins & Myers Holdings SA de CV	Mexico	100

Robbins & Myers Italia S.r.l.	Italy	100

Robbins & Myers U.K. Limited	England	100

Rodic S.A. de C.V.	Mexico	100

Romaco do Brazil	Brazil	100

Romaco Holdings U.K. Limited	United Kingdom	100

Romaco Immobilienverwaltungs GmbH	Germany	100

Romaco Inc.	Delaware	100

Romaco International B.V.	Netherlands	100

Romaco Machinery, S.A.	Spain	100

Robbins & Myers N.V.	Netherland Antilles	100

Romaco Pharmatechnik GmbH	Germany	100

Romaco S.r.l.	Italy	100

Romaco UK Limited	United Kingdom	100

Suzhou Pfaudler Glass-Lined Equipment Co., Limited	China	76

Tarby, Inc.	Delaware	100

Tycon Technoglass S.r.l.	Italy	100

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